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                                                                   EXHIBIT 10.37

[Union Bank logo]

                                PROMISSORY NOTE
                                  (BASE RATE)

                                      SIGN
                                      HERE
================================================================================
Borrower Name  SAFESKIN CORPORATION
- --------------------------------------------------------------------------------
Borrower Address:                  Office        Loan Number
12571 HIGH BLUFF DRIVE             40061
SAN DIEGO, CA 92130                ---------------------------------------------
                                   Maturity Date July 15, 1996  Amount
                                   [initials]                   25,000,000.00
================================================================================

                                   Check Initial Name

SAN DIEGO, California     $25,000,000.00         Date
- ---------------------     --------------              ------------------------

        Check Initial Name

FOR VALUE RECEIVED, on July 15, 1996, the undersigned ("Debtor") promises to pay to the order of UNION BANK ("Bank"), as indicated below, the principal sum of TWENTY FIVE MILLION AND NO/100 Dollars ($25,000,000.00), or so much thereof as is disbursed, together with interest on the balance of such principal from time to time outstanding, at the per annum rates and at the times set forth below; provided, however, Debtor shall pay total interest over the term of this note of not less than $500.

1. INTEREST PAYMENTS. Debtor shall pay interest on the 1ST day of each MONTH (commencing JUNE 1, 1996). Should interest not be paid when due, it shall become part of the principal and bear interest as herein provided. All computations of Interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

        a. BASE INTEREST RATE. At Debtor's option, amounts outstanding hereunder in increments of at least $10,000 shall bear interest at a rate to be selected by Debtor which is 1.00% per annum in excess of Bank's Adjusted LIBOR-Rate for the Interest Period so selected by Debtor.

        Any Base Interest Rate selected by Debtor may not be changed, altered or otherwise modified until the expiration of the Interest Period for which it was selected. The exercise of interest options by Debtor shall be as recorded in Bank's records, which records shall be prima facie evidence of the amount borrowed under either interest option and the interest rate; provided, however, that failure of Bank to make any such notation in its records shall not discharge Debtor from its obligations to repay in full with interest all amounts borrowed. In no event shall any Interest Period extend beyond the maturity date of this note.

        To select a Base Interest Rate, Debtor may, from time to time with respect to principal outstanding on which a Base Interest Rate has not been selected and on the expiration of any Interest Period with respect to principal outstanding on which a Base Interest Rate has been selected, select a Base Interest Rate by telephoning an authorized lending officer of Bank located at the banking office identified below prior to 10:00 a.m., California time, on any Business Day and advising that officer of the Base Interest Rate, the Interest Period and the Origination Date selected (which Origination Date, for a Base Interest Rate Loan based on the Adjusted LIBOR-Rate, shall follow the date of such election by no more than two (2) Business Days).

        Bank will confirm the terms of the election in writing by mail to Debtor promptly after the election is made. Failure to send such confirmation shall not affect Bank's rights to collect interest at the rate selected. If, on the date of the election, the Base Interest Rate selected is unavailable for any reason, the selection shall be void. Bank reserves the right to fund the principal from any source of funds notwithstanding any Base Interest Rate selected by Debtor.

        b. VARIABLE INTEREST RATE. All principal outstanding hereunder which is not bearing interest at a Base Interest Rate shall bear interest at a rate per annum equal to the Reference Rate, which rate shall vary as and when the Reference Rate changes.

        At any time prior to the maturity of this note, subject to the provisions of paragraph 4, below, of this note, Debtor may borrow, repay and reborrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note. Debtor shall pay all amounts due under this note in lawful money of the United States at Bank's SAN DIEGO COMMERCIAL BANKING Office, or such other office as may be designated by Bank, from time to time.

2. LATE PAYMENTS. If any payment required by the terms of this note shall remain unpaid ten days after same is due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.


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3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of
Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in paragraph 1.b, above, of this note, calculated from the date of default until all amounts payable under this note are paid in full.

4. PREPAYMENT.

        a. Amounts outstanding under this note bearing interest at a rate based on the Reference Rate may be prepaid in whole or in part at any time, without penalty or premium. Amounts outstanding at a Base Interest Rate under this note may only be prepaid, in whole or in part provided Bank has received not less than five (5) Business Days prior written notice of an intention to make such prepayment and Debtor pays a prepayment fee to Bank in an amount equal to: (i) the difference between (a) the Base Interest Rate applicable to the principal amount which Debtor intends to prepay, and (b) the return which Bank could obtain if it used the amount of such prepayment of principal to purchase at bid price regularly quoted securities issued by the United States having a maturity date most closely coinciding with the relevant Base Rate Maturity Date and such securities were held by Bank until the relevant Base Rate Maturity Date ("Yield Rate"); (ii) the above difference, if greater than zero, is multiplied by a fraction, the numerator of which is the number of days in the period between the date of prepayment and the relevant Base Rate Maturity Date and the denominator of which is 360 days; (iii) the above product is multiplied by the amount of the principal so prepaid (except in the event that principal payments are required and have been made as scheduled under the terms of the Base Interest Rate Loan being prepaid, then the amount multiplied in this section shall be the lesser of the amount prepaid or 50% of the total of the amount prepaid and the amount of principal scheduled under the terms of the Base Interest Rate Loan being prepaid to be outstanding at the relevant Base Rate Maturity
        Date); and (iv) the above product is then discounted to present value using the Yield Rate as the annual discount factor.

        b. In no event shall Bank be obligated to make any payment or refund to Debtor, nor shall Debtor be entitled to any setoff or other claim against Bank, should the return which Bank could obtain under the above prepayment formula exceed the interest that Bank would have received if no prepayment had occurred. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal. A determination by Bank as to the prepayment fee amount, if any, shall be conclusive.

        c. Such prepayment fee, if any, shall also be payable if prepayment occurs as the result of the acceleration of the principal of this note by Bank because of any default hereunder. If, following such acceleration, all or any portion of a Base Interest Rate Loan is satisfied, whether through sale of property encumbered by a security agreement or other agreement securing this note, if any, at a foreclosure sale held thereunder or through the tender of payment any time following such acceleration, but prior to such a foreclosure sale, then such satisfaction shall be deemed an evasion of the prepayment conditions set forth above, and Bank shall, automatically and without notice or demand, be entitled to receive, concurrently with such satisfaction the prepayment fee set forth above, and the obligation to pay such prepayment fee shall be added to the principal. DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT BANK WOULD NOT LEND TO DEBTOR THE LOAN EVIDENCED BY THIS NOTE WITHOUT DEBTOR'S AGREEMENT, AS SET FORTH ABOVE, TO PAY BANK A PREPAYMENT FEE UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL BEARING INTEREST AT A BASE INTEREST RATE FOLLOWING THE ACCELERATION OF THE MATURITY DATE HEREOF BY REASON OF A DEFAULT. DEBTOR HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON ITS BEHALF TO SEPARATELY INITIAL THE AGREEMENT CONTAINED IN THIS PARAGRAPH BY PLACING THEIR INITIALS BELOW:

        INITIALS:      /s/             /s/
                       -----------     -----------

5. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) debtor shall fail to pay when due any principal payment, or shall fail to pay within ten (10) days of the date when due any interest or other payment, required under the terms of this note, that certain Loan Agreement between Debtor and Bank, of even date herewith, and any extensions, modifications or amendments thereof (the "Loan Agreement") or any of the other Loan Documents (as defined in the Loan Agreement); (b) Debtor shall fail to observe or perform any covenant, obligation, condition or agreement set forth in section 5, or in subsections 4.5(f), 4.6, 4.7, 4.8 or 4.9, of the Loan Agreement; (c) Debtor shall fail to observe or perform any other covenant, obligation, condition or agreement contained in the Loan Agreement or the other Loan Documents, and such failure shall continue for thirty (30) days after written notice thereof to Debtor from Bank; (d) any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Debtor to Bank in or in connection with this note, the Loan Agreement or any of the other Loan Documents, or as an inducement to Bank to enter into the Loan Agreement and the other Loan Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; (e) Debtor or any subsidiary of Debtor shall fail to pay when due any principal or interest payment required under the terms of any bonds, debentures, notes or other evidences of indebtedness required to be paid by Debtor or such subsidiary of Debtor which represent or evidence indebtedness in an aggregate amount in excess of One Million Dollars ($1,000,000) (except for payments required hereunder, under the Loan Agreement or under the other Loan Documents) beyond any period of grace provided with respect thereto, or shall default in the observance or performance of any other Agreement, term or condition contained in any such bonds, debentures, notes or other evidences of indebtedness, and the effect of such failure or default is to cause the indebtedness evidenced thereby to become due prior to its stated date of maturity; (f) Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
(iii) make a general assignment for the benefit of its or any of its creditors,
(iv) be dissolved or liquidated, (v) commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any corporate action for the purpose of affecting any of the foregoing; (g) proceedings for the appointment of a receiver, trustee, liquidator or custodian of Debtor or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other similar relief with respect to Debtor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and shall not be

                                      -2-
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dismissed or discharged within sixty (60) days of commencement; or (h) a final judgment or order for the payment of money in excess of One Million Dollars ($1,000,000) (exclusive of amounts covered by insurance) shall be rendered against Debtor and the same shall remain undischarged for a period of thirty
(30) days during which execution shall not be effectively stayed, or any judgment, writ, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of Debtor's property and such judgment, writ or similar process shall not be released, stayed, vacated, bonded or otherwise dismissed within twenty (20) days after its issue or levy. Upon the occurrence of any such default, Bank may declare, in its discretion, all obligations under this note immediately due and payable; provided, however, upon the occurrence of a default under (f) or (g), all principal and interest shall automatically become immediately due and payable.

6. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any Obligor, including their successors or assigns, hereby consent to the jurisdiction of any competent court within the State of California, and consent to service of process by any means authorized by California law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. The definitions listed below are hereby made a part of this note.

7. DEFINITIONS. As used herein, the following terms shall have the meanings respectively set forth below: "Adjusted LIBOR-Rate" shall mean the LIBOR Base Rate as adjusted for reserve requirements imposed on Bank from time to time. "Base Interest Rate" shall mean a rate of interest based on the Adjusted LIBOR-Rate, "Base Interest Rate Loan" shall mean amounts outstanding under this note that bear interest at a Base Interest Rate. "Base Rate Maturity Date" shall mean the last day of the Interest Period with respect to principal outstanding on which a Base Interest Rate has been selected by Debtor. "Business Day" shall mean a day which is not a Saturday or Sunday on which Bank is open for business in California and on which dealings in U.S. dollar deposits outside of the United States may be carried on by Bank. "Interest Period" shall mean any calendar period of one, three, six, nine or twelve months. In determining an Interest Period, a month means a period that starts on one Business Day in a month and ends on and includes the day preceding the numerically corresponding day in the next month. For any month in which there is no such numerically corresponding day, then as to that month, such day shall be deemed to be the last calendar day of such month. Any Interest Period which would otherwise and on a non-Business Day shall end on the next succeeding Business Day unless that is the first day of a month, in which event such Interest Period shall end on the next preceding Business Day. "LIBOR Base Rate" shall mean for each Interest Period the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which dollar deposits, in immediately available funds and in lawful money of the United States would be offered to Bank, outside of the United States, for a term coinciding with such Interest Period and for an amount equal to the amount of principal covered by Debtor's interest rate election. "Origination Date" shall mean the Business Day on which funds are made available to Debtor relating to Debtor's selection of a Base Interest Rate. "Reference Rate" shall mean the rate announced by Bank from time to time at its corporate headquarters at its "Reference Rate." The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time.

8. WAIVER OF JURY TRIAL. Debtor and Bank, to the extent that they may legally do so, hereby expressly, deliberately and intentionally waive any right to trial by jury of any claim, demand, action, cause of action or proceeding arising under or with respect to this note, any document, instrument or agreement entered into in connection herewith, or any transaction contemplated hereby or thereby, whether sounding in contract, tort or otherwise.

SAFESKIN CORPORATION
- --------------------------------

By /s/
   -----------------------------

Title    CO-CEO
     ---------------------------

By /s/
   -----------------------------

Title    EVP-CFO
     ---------------------------

[Union Bank logo]

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT ("Agreement") is made and entered into as of ____________________, 1996 by and between Safeskin Corporation, a Florida Corporation, ("Borrower") and Union Bank, a Division of Union Bank of California, N.A. ("Bank").

        SECTION 1.  THE LOAN

                1.1 THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Twenty-five Million Dollars ($25,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before July 15, 1998 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") substantially on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall constitute prima facie evidence of the matters noted. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                1.2  TERMINOLOGY.

                     As used herein the word "Loan" shall mean, collectively, all the credit facilities described above.

                     As used herein the word "Note" shall mean, collectively, all the promissory notes described above.

                    As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.

                1.3 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used for general working capital purposes, general operating needs, common and/or preferred stock repurchases, acquisitions, and repayment in full of Borrower's existing credit facility with Barnett Bank.

                1.4 INTEREST. The unpaid principal balance of the Revolving Loan shall bear interest at the rate or rates provided in the Revolving Note and selected by Borrower. The Revolving Loan may be prepaid in full or in part only in accordance with the terms of the Revolving Note.

                1.5 UNUSED COMMITMENT FEE. On the last calendar day of the third month following the execution of this Agreement and on the last calendar day of each three-month period thereafter until June 1, 1998, or the earlier termination of the Loan, Borrower shall pay to Bank a fee of fifteen one-hundredths percent (0.15%) per year on the average unused portion of the Loan for the preceding quarter computed on the basis of actual days elapsed of a year of 360 days.

        1.6 BALANCES. Borrower shall maintain its major depository accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

        1.7 DISBURSEMENT. Bank shall disburse the proceeds of the Loan from time to time as requested by Borrower as provided in Bank's standard form Authorization executed by Borrower.

        1.8 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.


        SECTION 2.  CONDITIONS PRECEDENT

        Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

        2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed necessary by Bank.

        2.2 BORROWING RESOLUTION. Borrower shall have provided Bank with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

        2.3 TERMINATION STATEMENTS. Borrower shall have provided Bank with UCC-2 termination statements executed by such secured creditors as may be required by Bank suitable for filing with the Secretary of State in each state designated by Bank.

        2.4 CONTINUING COMPLIANCE. At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.

        SECTION 3. REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants that:

                3.1 BUSINESS ACTIVITY. The principal business of Borrower is as a manufacturer and seller of disposable, hypoallergenic latex gloves.

                3.2 AFFILIATES AND SUBSIDIARIES. Borrower's affiliates and subsidiaries (those entities in which Borrower has either a controlling interest or at least a 25% ownership interest) and their addresses, and the names of Borrower's principal shareholders who are known by Borrower to own 5% or more of Borrower's outstanding common stock, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

                3.3 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

                3.4 FINANCIAL STATEMENTS. The financial statements of Borrower, including both a balance sheet at December 31, 1995, together with supporting schedules, and an income statement for the twelve (12) months ended December 31, 1995, have heretofore been furnished to Bank, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since December 31, 1995, there has been no material adverse change in the financial condition or operations of Borrower.

                3.5 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all of the property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims known to Borrower, except those specifically referred to in said financial statements.

                3.6 LITIGATION. There is no litigation or proceeding pending or, to Borrower's knowledge, threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

                3.7 DEFAULT. Borrower is not in default (nor is there any waiver in effect which, if not in effect, would result in a default) under any mortgage, indenture, lease, contract or other agreement or instrument binding upon Borrower where such default would have a material adverse effect on the operations or financial condition of Borrower.

                3.8 ORGANIZATION. Borrower is duly organized and existing under the laws of the state of its organization, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

                3.9 POWER. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

                3.10 AUTHORIZATION. This Agreement and all things required by this Agreement have been duly authorized by all requisite action of Borrower.

                3.11 QUALIFICATION. Borrower is duly qualified and in good standing in any jurisdiction where such qualification is required, except for any jurisdiction where the failure to so qualify would not have a material adverse effect on the operations or financial condition of Borrower.

                3.12 COMPLIANCE WITH LAWS. Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations where such violation would materially affect the operations or financial condition of Borrower.

                3.13. ERISA. Borrower does not maintain any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                3.14 REGULATION U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

                3.15 CONTINUING REPRESENTATIONS. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

        SECTION 4. AFFIRMATIVE COVENANTS

        Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

                4.1 USE OF PROCEEDS. Borrower will use the proceeds of the Loan only as provided in subsection 1.3 above.

                4.2 PAYMENT OF OBLIGATIONS. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

        4.3 MAINTENANCE OF EXISTENCE. Borrower will maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times on twenty-four (24) hours notice, visit and inspect any of the properties of Borrower.

        4.4 RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will permit Bank, at reasonable times on twenty-four
(24) hours notice, to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours. Costs for such audits shall be paid by Borrower.

        4.5  INFORMATION FURNISHED.  Borrower will furnish to Bank:

                (a) Within sixty (60) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, its unaudited balance sheet as of the close of such fiscal quarter, its unaudited income and expense statement with supportive schedules and statement of retained earnings for that fiscal quarter, prepared in accordance with generally accepted accounting principles;

                (b) Within one hundred (100) days after the close of each fiscal year, a copy of its statement of financial condition including at least its balance sheet as of the close of such fiscal year, its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year, except for any inconsistencies explained in such audit or the notes thereto;

                (c) As soon as available, copies of such financial statements and reports as Borrower may file with any state or federal agency;

                (d) Such other information regarding the operations or condition of Borrower as Bank may reasonably request from time to time;

                (e) In connection with each financial statement provided hereunder, a statement executed by chief financial officer of Borrower, certifying that no default has occurred and no event exists which with notice or the lapse of time, or both, would result in a default hereunder, and a certification of compliance with all covenants under the Agreement, executed by Borrower's chief financial officer or other duly authorized officer of Borrower, in form reasonably acceptable to Bank;

                (f) Prompt written notice to Bank of all events of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered into with Bank; and of any litigation which, if decided adversely to Borrower, would have a material adverse effect on Borrower's financial condition; and of any other matter which has resulted in, or is likely to result in, a material adverse change in its financial condition or operations; and,

                (g) Written notice to Bank of any changes in Borrower's officers and other senior management, and prior written notice to Bank of any changes in Borrower's name, the location of Borrower's assets, or Borrower's principal place of business or chief executive office.

        4.6 QUICK RATIO. Borrower shall maintain at all times a ratio of cash, accounts receivable and marketable securities to current liabilities of not less than 1.5:1.0, as such terms are defined by generally accepted accounting principles.

        4.7 TANGIBLE NET WORTH. Borrower will at all times maintain Tangible Net Worth of not less than the sum of (a) Sixty-four Million Dollars ($64,000,000), (b) eighty percent (80%) of the cumulative after tax net profits of Borrower for all fiscal years of Borrower ending after December 31, 1995 and on or prior to the date of computation, and (c) the aggregate amount of all infusions of equity, except for the grant or exercise of stock options, made on or after the date of this Agreement. Tangible Net Worth may be adjusted, dollar for dollar, by a maximum of Eighteen Million dollars ($18,000,000) for the purpose of common and/or preferred stock repurchases. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

        4.8 DEBT TO TANGIBLE NET WORTH. Borrower will at all times maintain a ratio of total liabilities to tangible net worth of not greater than 1.0:1.0.

        4.9 PROFITABILITY. Borrower will maintain a net profit, after provision for income taxes, of any positive amount as reported at the end of each fiscal quarter, and Borrower will maintain its net profit, after provision for income taxes, at not less than Two Million Dollars ($2,000,000) for any fiscal year.

        4.10 INSURANCE. Borrower will keep all of its insurable property, real, personal or mixed, insured by good and responsible companies against fire and such other risks as are customarily insured against by companies conducting similar business with respect to like properties. Borrower will maintain worker's compensation insurance and insurance against liability for damages to persons and property in such amounts as are customarily maintained by companies engaged in similar businesses in the same general areas in which Borrower operates.

        4.11 ADDITIONAL REQUIREMENTS. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may reasonably request from time to time.

                4.12 LITIGATION AND ATTORNEYS' FEES. Borrower will pay promptly to Bank upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

                4.13 BANK EXPENSES. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting all amendments and modifications to this Agreement and the Loan, including but not limited to all filing and recording fees, costs of appraisals, insurance and reasonable attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

                4.14  REPORTS UNDER PENSION PLANS. Intentionally Deleted.

        SECTION 5. NEGATIVE COVENANTS

        Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

                5.1 ENCUMBRANCES AND LIENS. Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank and except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Borrower's personal property and future purchase money security interests encumbering only the personal property purchased. All of such permitted personal property liens shall not exceed, in the aggregate, One Million Five Hundred Thousand Dollars ($1,500,000) at any time.

                5.2 BORROWINGS. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank.

                5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, sell or lease all or the greater part of its assets or business, nor acquire all or the greater part of the assets or business of another, provided, however, Borrower may merge or consolidate with another corporation, and may acquire all or the greater part of the assets or business of another, if (a)

Borrower is in compliance with the covenants of this Agreement immediately following the consummation of such transaction, (b) the aggregate compensation paid or to be paid by Borrower in connection with such transaction does not exceed fifteen percent (15%) of Borrower's Tangible Net Worth as of the last day of the calendar month immediately preceding the calendar month in which such transaction is consummated, (c) the assets acquired in connection with such transaction are not, following the consummation of such transaction, subject to any lien or encumbrance in favor of any person or entity other than Bank unless otherwise permitted by the terms of this Agreement, and (d) if such transaction is a merger or consolidation, Borrower is the surviving corporation.

        5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit; except, however, Borrower may offer, up to a maximum of Fifteen Million Dollars ($15,000,000), its unsecured guarantee to its subsidiaries located in Malaysia and Thailand.

        5.5 INVESTMENTS. Borrower will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit from banks with deposits in excess of five hundred million dollars ($500,000,000), direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase.

        5.6 PAYMENT OF DIVIDENDS. Borrower will not declare or pay any dividends, other than a dividend payable in its own common stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding, unless, subsequent to the payment of such dividend or distribution, Borrower will be in compliance with the covenants contained in this Agreement.

        5.7 RETIREMENT OF STOCK. Borrower may acquire or retire shares of its capital stock up to a maximum value of Eighteen Million dollars ($18,000,000).

        5.8 AFFILIATE TRANSACTIONS. Borrower will not transfer any property to an affiliate or subsidiary, except for value received in the normal course of business as business would be conducted with an unrelated or unaffiliated entity. In no event shall management fees or fees for services be paid by Borrower to any such affiliate without Bank's prior written approval.

        5.9 CAPITAL EXPENDITURES. Borrower will not make consolidated capital expenditures in excess of Thirty-five Million Dollars ($35,000,000) during the period covered by this Agreement; and shall only make such expenditures as are necessary for Borrower, in Borrower's reasonable discretion, in the conduct of its ordinary course of business. Each said expenditure shall be needed by Borrower, in Borrower's reasonable discretion, in the ordinary course of its business. Expenditures as used in this subsection shall include the current expense portion of all leases whether or not capitalized and shall also include the current portion of any debt used to finance capital expenditures.

        5.10 LEASE OBLIGATIONS. Borrower will not incur new lease obligations as lessee which would result in aggregate lease payments for any fiscal year exceeding One Million Five Hundred Thousand Dollars ($1,500,000). Each said lease shall be of equipment or real property needed by Borrower, in Borrower's reasonable discretion, in the ordinary course of its business.


        SECTION 6.  EVENTS OF DEFAULT

        The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:


        6.1 Borrower shall fail to pay when due any principal payment, or shall fail to pay within ten (10) days of the date when due any interest or other payment, required under the terms of the Note, this Agreement or any of the other Loan Documents; or

        6.2  Any default shall occur under the Note; or

        6.3  Intentionally Deleted.

        6.4  Intentionally Deleted.

        6.5  Any of the following events or conditions shall occur or exist:

                (a) Richard Jaffe, Irving Jaffe and/or Neil Braverman or their respective affiliates shall cease to own or control, in the aggregate, at least twenty percent (20%) of the issued and outstanding stock of Borrower; or

                (b) Any person, entity or affiliated group other than Richard Jaffe, Irving Jaffe and/or Neil Braverman or their respective affiliates shall own or control twenty percent (20%) or more of the issued and outstanding stock of Borrower; or

                (c) Borrower and/or one or more subsidiaries of Borrower shall cease to own or control at least eighty percent (80%) of the issued and outstanding stock of any subsidiary of Borrower.


        SECTION 7.  MISCELLANEOUS PROVISIONS

        7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

        7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

        7.3 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

        7.4 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California.

        7.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

        7.6 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value.

        7.7 CONSTRUCTION. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

        7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original.

    SECTION 8.  SERVICE OF NOTICES

        8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

                8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

        THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.

UNION BANK, A DIVISION OF UNION BANK OF CALIFORNIA, N.A.

By: /s/ Bruce Breslau                 By: /s/ [illegible]
    --------------------------------      ------------------------------------
Title: Vice President                 Title: VP
       -----------------------------         ---------------------------------

Address:    530 "B" Street, 4th Floor
            San Diego, California 92186-5324

Attention:  Bruce Breslau, Vice President

Telecopier: (619) 230-3766
Telephone:  (619) 230-3758

SAFESKIN CORPORATION

By: /s/ Richard Jaffe                   By: /s/ David Morash
    -----------------------------------      -----------------------------------
Title: CO-CEO                            Title: EVP-CFO
       --------------------------------         --------------------------------

Address:    12671 High Bluff Drive, Building "B"
            San Diego, California 92130

Attention:  David Morash, Chief Financial Officer

Telecopier: (619) 350-2378
Telephone:  (619) 794-8111

[UNION BANK LOGO]
                     CERTIFIED COPY OF BORROWING RESOLUTION
- --------------------------------------------------------------------------------
UNION BANK OFFICE/ADDRESS
        SAN DIEGO COMMERCIAL BANKING OFFICE
        530 B STREET, SAN DIEGO, CA 92101
- --------------------------------------------------------------------------------
In completing this resolution, you must list in this opening paragraph the names of the officers authorized to sign and you must insert the words "AND" or "OR" after the title of each officer if there is more than one authorized signer. Unless otherwise stated herein, use of the word "AND" will indicate that two or more signatures are needed to execute documents and use of the word "OR" will indicate that only one signature of two or more successive signers will be required on documents.
- --------------------------------------------------------------------------------
NOW, THEREFORE, RESOLVED, that ONE Signature(s) required

/s/ Richard Jaffe           Richard Jaffe               CO-CEO
- -------------------------   -------------------------   ------------------------
Signature                   Name                        Title


/s/ David L. Morash         David L. Morash             EVP-CFO
- -------------------------   -------------------------   ------------------------
Signature                   Name                        Title


- -------------------------   -------------------------   ------------------------
Signature                   Name                        Title


- -------------------------   -------------------------   ------------------------
Signature                   Name                        Title

(hereafter sometimes referred to, whether one or more, as "said officers") of SAFESKIN CORPORATION a corporation, are authorized to borrow from time to time, in the name of and in behalf of this corporation, from UNION BANK such sums of money as said officers deem expedient, from time to time to extend or renew any such loan in whole or in part, to contract with said bank upon such terms and conditions as it requires for the issuance of commercial letters of credit, circular letters for the use of travelers and any other instruments of credit, the aggregate principal indebtedness of this corporation with respect to such transaction outstanding and unpaid at any one time not to exceed the sum of FORTY MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 dollars ($10,750,000.00); and said officers are hereby authorized to execute in its corporate name the note or notes of this corporation as evidence of each such loan and of any extension or renewal thereof and to execute all contracts and other instruments required by the bank in connection with any loan, each of which contracts, notes and other instruments shall contain such terms and conditions as are agreed upon by said officers and said bank. Including among others not specified in this resolution provisions regulating or restricting the declaration and payment of dividends by the corporation, the payment of indebtedness to officers, shareholders, or other persons other than the bank, or other regulations or restrictions of the same or different kinds, conditions as to default, attorneys, fees, waivers of notice, and sale of securities.

"RESOLVED FURTHER that said officers are authorized to hypothecate or pledge with and transfer and deliver to said bank as security for the payment of any obligations so incurred such securities or other assets of this corporation as are agreed upon by them and said bank and to execute in the name of the corporation such agreements of hypothecation as they deem expedient and to include in any such agreement such waivers of demand, notice of advertisement and such other waivers and provisions as seem expedient to them, including among others a provision that any such security may be held by said bank to secure any other indebtedness, whether due or not due, owing to said bank from this corporation.

"RESOLVED FURTHER that said officers may direct said bank orally or by written instruction to disburse the proceeds of any loan made in the name of the corporation to any person, partnership, corporation or other legal entity without limit including to said officers personally.

"RESOLVED FURTHER that at any time said bank may apply any money or property in its hands belonging to this corporation to the payment of any indebtedness of this corporation to it, whether due or not due, and any agreement executed as aforesaid may so provide.

"RESOLVED FURTHER that if two or more resolutions of this corporation authorizing any of the transactions authorized by this resolution are outstanding concurrently at any time the provisions thereof shall be deemed to be cumulative.

"RESOLVED FURTHER that said officers are authorized in addition to any obligation incurred under any of the preceding provisions of this resolution to discount with said bank any notes, drafts, acceptances, bills of exchange, or other evidence of debt owned by this corporation upon such terms as are agreed upon by said bank and said officers and in the name of this corporation to endorse such evidence of indebtedness so to be discounted by said bank and to guarantee payment thereof to said bank.

"RESOLVED FURTHER that upon the execution by said officers of any instrument authorized by this resolution such instrument shall be deemed to be executed by this corporation whether or not the corporate seal of this corporation is affixed thereto.

"RESOLVED FURTHER that all loans heretofore made by said officers in the name of this corporation and all promissory notes and other documents executed by them in connection therewith or to secure the same are hereby ratified and approved.

"RESOLVED FURTHER that said bank shall be able to rely on the incumbency of the above-named officers until written notice is received at the above-captioned office.

"RESOLVED FURTHER that this resolution shall remain in full force and effect until written notice of its repeal has been received by said bank, at the above-captioned office, such revocation, however, not to affect the validity of any note or other instruments theretofore executed."

This is to certify that the foregoing is a true copy of a resolution duly adopted by the directors of SAFESKIN CORPORATION, a corporation, at a meeting of its board of directors duly held on May 15, 1996, and that said resolution is in full force and effect.

This will further certify that the signatures indicated above are true specimens of each captioned officer's signature.


Dated   May 15, 1996            at    San Diego             , California.
      -------------------------     ------------------------
                                         CITY

                                       /s/ Richard Jaffe CO-CEO
                                       ---------------------------------------
                                                 as Secretary of

/s/ David L. Morash                    SAFESKIN CORPORATION
- ------------------------------------   ---------------------------------------
         EVP-CFO

[Union Bank logo]

                                 AUTHORIZATION

- --------------------------------------------------------------------------------
Borrower Name  SAFESKIN CORPORATION     [Check]
                                        Initial Loan
- --------------------------------------------------------------------------------
Borrower Address                        Office      Loan Number
12671 HIGH BLUFF DR.                    40061
BUILDING "B"                            ----------------------------------------
SAN DIEGO, CA 92130                     Maturity Date        Amount
                                        July 15, 1996        $25,000,000.00
- --------------------------------------------------------------------------------
Union Bank ("Bank") is hereby authorized and instructed to disburse the proceeds of that certain Note referenced above in the following manner:

        Deposit the proceeds of my/our revolving note into my/our account
        #         from time to time and in such amounts as may be requested
        verbally or in writing.

- --------------------------------------------------------------------------------
Fees itemized below are payable as follows (check one):

/ / Charge account #                       / / Check enclosed
                    ---------------------
- --------------------------------------------------------------------------------
                              TERMS AND CONDITIONS
- --------------------------------------------------------------------------------
1.  Bank is authorized to charge account number _________________________ in the name(s) of _____________________________________________________________
    ____________________________________________________________________________
    for payments of interest (or principal/interest) when due in connection with this Note and all renewals or extensions thereof.

2. Bank shall disburse proceeds in the amounts stated above in accordance with the foregoing authorization or when Bank receives verbal or written authorization from Borrower(s) to do so, or any one of the Borrowers, if there are joint Borrowers, but not later than July 15, 1998. The Bank, at its discretion, may elect to extend this date without notice to or acknowledgement by the Borrower(s). This Authorization and the above mentioned Note will remain in full force and effect until the obligations in connection with this Note have been fulfilled.

3. Unless dated by Bank prior to execution, the Note shall be dated by Bank as of the date on which Bank disburses proceeds.

4. Notwithstanding anything to the contrary herein, Bank reserves the right to decline to advance the proceeds of the above described Note if there is a filing as to the Borrower(s), or any of them of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act or any other insolvency law; the issuance of any attachment, garnishment, execution or levy of any asset of the Borrower(s), or any endorser or guarantor which results in Bank deeming itself, in good faith insecure.

5. The borrower(s) authorizes Bank to release information concerning the borrower(s) financial condition to suppliers, other creditors, credit bureaus and other credit reporters; and also authorizes Bank to obtain such information from any third party at any time.

The Borrower(s) by their execution of this Authorization accept the foregoing terms, conditions and instructions.

Executed on May 15, 1996
            ---------------------------
SAFESKIN CORPORATION

By: /s/ Richard Jaffe              CO-CEO
   --------------------------------------  ------------------------------------
                                   TITLE

By: /s/ David L. Morash           EVP-CFO
   --------------------------------------  ------------------------------------
                                   TITLE

- -----------------------------------------  ------------------------------------

- -----------------------------------------  ------------------------------------

- -----------------------------------------  ------------------------------------

- -----------------------------------------  ------------------------------------